                                                                   Exhibit 4.16a


                                PLEDGE AMENDMENT

To:      HSBC Bank USA (formerly known as
         Marine Midland Bank) as Pledgee under the
         Securities Pledge Agreement described below:

This is to inform you that we have acquired or obtained the following Additional Shares as defined in the Securities Pledge Agreement dated November 27, 1996, originally between you and the undersigned, as amended to date:


                                                                                                             Percentage of all
                               Description          Share Nos./                                                   Issued
          Issuer               of Security       Certificate Nos.         Par Value           Amount         Capital of Issuer
          ------               -----------       ----------------         ---------           ------         -----------------
  Statia Terminals Canada    1 Common Shares             2                   N/A               N/A                 100%
      Holdings, Inc.

  Statia Terminals Canada      Partnership            1 and 5                N/A              97,000             95.4999%
        Partnership               Units

and that these Additional Shares are, and to the extent required, are hereby made, subject to the Pledge as defined in said Securities Pledge Agreement. This Pledge Amendment forms an integral part of the Securities Pledge Agreement.

Dated:  September 30, 2001



                                       STATIA TERMINALS CANADA, INCORPORATED


                                       By:
                                           -------------------------------------
                                           Name: Paul Crissman
                                           Title: President


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                     STATIA TERMINALS CANADA HOLDINGS, INC.

                                 ACKNOWLEDGMENT

                  Statia Terminals Canada Holdings, Inc. (the "COMPANY"), hereby accepts notice of and acknowledges the pledge created by the attached Securities Pledge Agreement originally between Statia Terminals Canada, Incorporated and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "PLEDGEE") (as amended to date, the "PLEDGE AGREEMENT"), agrees to and acknowledges the contents of the Pledge Agreement.

Dated:  September 30, 2001

                                       STATIA TERMINALS CANADA HOLDINGS, INC.

                                       By:
                                           -------------------------------------
                                           Name: Paul Crissman
                                           Title: President


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                       STATIA TERMINALS CANADA PARTNERSHIP

                                 ACKNOWLEDGMENT

                  Statia Terminals Canada Partnership (the "Partnership") hereby represented by its managing partner, Statia Terminals Canada, Incorporated (the "STCI"), accepts notice of and acknowledges the pledge created by the attached Securities Pledge Agreement by and among Point Tupper Marine Services Limited and Statia Terminals Canada Holdings, Inc. (collectively, the "Pledgors") and HSBC Bank USA (formerly known as Marine Midland Bank), as Trustee (the "PLEDGEE") (the "PLEDGE AGREEMENT"), and each of STCI and the Pledgors agrees to and acknowledges the contents of the Securities Pledge Agreement, undertakes to register the pledge of Pledged Interests in the books and records of the Partnership, including the transfer of voting rights to Pledgee in accordance with Section 5 and to maintain such registration until Pledgee has instructed in writing otherwise, and undertakes to Pledgee during the existence of the pledge created thereby to comply with the provisions of the Pledge Agreement so long as the pledge is in effect. Each of the undersigned agree that the provisions of this acknowledgement apply notwithstanding the terms of any restrictions or conditions contained in the partnership agreement dated September 21, 2001, among such parties pursuant to which the Partnership was created.

Dated: September 30, 2001



STATIA TERMINALS CANADA                        STATIA TERMINALS CANADA
INCORPORATED, on its own behalf and as         HOLDINGS, INC.
managing partner of STATIA TERMINALS
CANADA PARTNERSHIP.                            By:
                                                  ------------------------------
                                                  Name: Paul Crissman
By:                                               Title: President
   ------------------------------
   Name: Paul Crissman
   Title: President


                                               By:
                                                   -----------------------------
By:                                                Name:
   ------------------------------                  Title:
   Name:
   Title:


POINT TUPPER MARINE SERVICES
LIMITED



By:
   ------------------------------
Title: President